Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 28th day of May, 2024, by and between FOXO Technologies, Inc., a Delaware corporation (the “Company”), and Smithline Family Trust II (“Smithline”). The Company and Smithline, each a “Party” and, together, the “Parties.”

WHEREAS, on February 23, 2021, the Company issued to Puritan Partners LLC (“Puritan”) a warrant to purchase up to 312,500 shares, as adjusted, of the Company’s Class A Common Stock terminating on February 23, 2024, a copy of which is attached hereto as Exhibit A (the “Warrant”);

WHEREAS, the Warrant was assigned by Puritan to Smithline;

WHEREAS, on November 7, 2023, the Company entered into a Settlement Agreement with Smithline (the “Settlement Agreement”) pursuant to which, among other things, the Company was required to make an aggregate payment of $2,300,000;

WHEREAS, of the $2,300,000 owed, $300,000 was due no later than December 31, 2023 and the Company failed to make the payment;

WHEREAS, as of the date hereof, the Company has made payments totaling $40,252.50.

WHEREAS, under the Settlement Agreement, due to the nonpayment of the Cash Settlement Payment (as defined in the Settlement Agreement) in full to Smithline by the Company by February 23, 2024, the expiration of the Warrant was extended to February 23, 2025;

WHEREAS, the Parties wish to exchange the Warrant for the “Rights,” as defined below.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Smithline and the Company hereby agree as follows:

SECTION 1: ISSUANCE OF THE RIGHTS

1.1 Issuance of the Rights. Upon execution of this Agreement, Smithline shall exchange the Warrant for the right to receive up to 8,370,000 shares of Class A Common Stock (the “Rights Shares”), subject to the Beneficial Ownership Limitation (as defined below) (the “Rights”), which Rights Shares, when issued, shall be fully vested, fully paid and nonassessable shares of Common Stock of the Company, issued without any restrictive legends.

1.2 Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, the total number of Rights Shares that may be issued under this Agreement, shall be limited to 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless stockholder approval is obtained to issue more than such 19.99% (the “Exchange Cap”). The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction. The foregoing limitation shall not apply if stockholder approval has been obtained at any time the Exchange Cap is reached. Notwithstanding anything to the contrary in this Agreement or otherwise, the Company shall not be required or permitted to issue any Rights Shares under this Agreement if such issuance would breach the Company’s obligations under the rules or regulations of the New York Stock Exchange (the “Principal Market”). The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market.

1.3. Termination of Warrant. Upon the execution of the Agreement and receipt of all of the Rights Shares, the Warrant, and all associated rights thereunder shall be terminated.

1.4. Cap on Proceeds from Resales of Rights Shares. The net proceeds (i.e, net of fees, commissions and expenses incurred in connection with the sale) from the resales of the Rights Shares of Smithline shall not exceed an aggregate of $2,259,747.50 (the “Resales Cap”). Within two (2) Trading Days of the end of any week of any resales of Rights Shares by Smithline or any of its Affiliates (as defined below), Smithline shall provide to the Company a statement showing the number of Rights Shares sold and the net proceeds received by Smithline. Once the aggregate net proceeds reach $2,259,747.50, this Agreement, and all associates rights, shall be terminated, including any remaining Rights Shares. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted. In the event that the Resales Cap is reached, Smithline shall cooperate with the Company to cancel any remaining Reserved Shares (as defined below), if any, with the Company’s Transfer Agent (as defined below). In the event that the Resales Cap is not met by sales of the Rights Shares, the Company shall be obligated to pay to Smithline the remaining outstanding balance of the Resales Cap.

1.5. Leak Out. At such time as Smithline is able to resell the Rights Shares in accordance with the provisions of Rule 144 of the Securities Act, Smithline agrees to limit the resales of such shares in the public market such that without the Company’s consent Smithline will not sell on any Trading Day in excess of 20% of the number of shares sold on such Trading Day.

SECTION 2: REPRESENTATIONS AND WARRANTIES OF THE PARTIES

A. Smithline hereby represents and warrants to the Company as follows:

2.1 Restricted Securities. The Rights Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Smithline understands that the issuance of the Rights Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and, if deemed advisable by the Company, the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of Smithline contained in this Agreement.

2.2 Accredited Investor. Smithline is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act either because it is an entity that otherwise meets the definition of “accredited investor” set forth in Rule 501(a).

2.3 Authority. Smithline has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by Smithline have been duly authorized by all necessary action on the part of Smithline, and no other proceedings on the part of Smithline are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

2.4 Legal, Valid and Binding. This Agreement has been duly executed and delivered by Smithline, and, assuming due execution and delivery by the Company, constitutes or will constitute the legal, valid and binding obligation of Smithline, enforceable against Smithline in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.5 Non-Affiliate. Smithline represents that it is not and has never been an “affiliate” of the Company, as defined by Rule 144.

2.6 Violation of Other Agreements. The execution by Smithline of this Agreement will not (i) result in a violation of the trust documents of Smithline, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Smithline is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Smithline , except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Smithline to perform its obligations hereunder.

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2.9 No Remuneration. Neither Smithline nor anyone acting on Smithline’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the exchange hereunder

2.10 Consent. Smithline is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person, in order for it to execute this Agreement.

B. The Company hereby represents and warrants to Smithline as follows:

2.5 Authority. The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Company, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof), and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

2.6 Legal, Valid and Binding. This Agreement has been duly executed and delivered by the Company, and, assuming due execution and delivery by Smithline, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.7. Issuance of Right Shares. The issuance of the Right Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Right Shares shall be validly issued, fully paid and non-assessable.

2.8 Violation of Other Agreements. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

2.9 No Remuneration. Neither the Company nor anyone acting on the Company’s behalf has paid or given any commission or other remuneration to any person directly or indirectly in connection with or in order to solicit or facilitate the exchange hereunder

2.10 Consent. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person, in order for the Company to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company or any subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

2.11 Exemption. The Company acknowledges that the issuance of the Right Shares in accordance with this Agreement will be exempt from registration by virtue of Section 3(a)(9) of the Securities Act and that in accordance with such Section, the Right Shares shall take on the holding period of the Warrants being exchanged, and the holding period may be tacked on to the holding period of the Warrants. The Company has not taken and agrees not to take any action that would cause such exemption not to be available. The Company agrees to keep current with all information provided in order for Smithline to be able to sell its Right Shares under Rule 144.

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SECTION 3: RIGHT TO ISSUE SHARES

3.1 General. The Rights and the Rights Shares shall have such terms and conditions as set forth in this Section 3. The Company and Smithline hereby agree that no additional consideration is payable in connection with the issuance of the Rights or the exercise of the Rights.

3.2 Exercise of Right of Issuance of Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company of a duly executed PDF copy of a Notice of Issuance in the form annexed hereto as Exhibit B (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Reserved Shares (as defined below) available thereunder shall have the effect of lowering the outstanding number of Reserved Shares issuable thereunder in an amount equal to the applicable number of Reserved Shares issued. Smithline and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance within one (1) Trading Day of receipt of such notice. Smithline acknowledges and agrees that, by reason of the provisions of this Section 3.2, following each exercise of the Rights issued hereunder and the issuance of a portion of the Reserved Shares pursuant thereto, the number of Reserved Shares available for issuance pursuant to the Rights issued hereunder at any given time may be less than the number stated in the recitals hereof.

3.3 Delivery of Rights Shares. The Rights Shares issued hereunder shall be transmitted by the Transfer Agent to Smithline by crediting the account of Smithline’s prime broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system if the Company is then a participant in such system and the Rights Shares are eligible for resale by Smithline without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by Smithline in the Notice of Issuance by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Rights Shares shall be deemed to have been issued, and Smithline or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

3.4 Charges, Taxes and Expenses. Issuance of Rights Shares shall be made without charge to Smithline for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of Smithline. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance as well as fees of counsel for rendering legal opinions in order that the Right Shares shall be freely transferable without any legends restricting their transfer.

3.5 Authorized Shares. The Company covenants that, during the period the Rights are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Rights (the “Reserved Shares”). The Company’s Transfer Agent shall confirm the existence of such reserve to Smithline. Company further covenants that its issuance of the Rights shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates, if any, for the Rights Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Rights Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the NYSE American or any of the following other markets or exchanges on which the Common Stock is then listed or quoted for trading: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing) or a principal quotation system (i.e., OTCQX, OTCQB, or OTC Pink). The Company covenants that all Rights Shares which may be issued upon the exercise of the Rights represented by this Agreement will, upon exercise of the Rights, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes and all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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3.6 Impairment. Except and to the extent as waived or consented to by Smithline, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Smithline as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Rights Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Rights Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement.

3.7 Authorizations. Before taking any action which would result in an adjustment in the number of Rights Shares for which the Rights provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof. The Company agrees to use commercially reasonable efforts to expeditiously obtain any approvals necessary in order to issue shares to Smithline pursuant hereto (including, without limitation, any required approvals of its shareholders in no event later than its next meeting of shareholders in order to issue shares to Smithline pursuant hereto).

3.8 Limitations on Exercise. The Company shall not effect the exercise of any Rights, and Smithline shall not have the right to exercise any portion of any Rights pursuant to the terms and conditions of this Agreement and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, Smithline together with Smithline’s Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with Smithline or any of Smithline’s Affiliates (such Persons, “Attribution Parties”) collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by Smithline and the other Attribution Parties shall include the number of shares of Common Stock beneficially owned by Smithline and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by Smithline or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by Smithline or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3.8. For purposes of this Section 3.8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock Smithline may acquire upon the exercise of the Rights without exceeding the Beneficial Ownership Limitation, Smithline may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from Smithline at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify Smithline in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause Smithline’s beneficial ownership, as determined pursuant to this Section 3.8, to exceed the Beneficial Ownership Limitation, Smithline must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Notice of Issuance. For any reason at any time, upon the written (which may be an e-mail) request of Smithline, the Company shall within one (1) Trading Day confirm orally and in writing (which may be an e-mail) to Smithline the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Rights, by Smithline and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to Smithline upon exercise of the Rights results in Smithline and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which Smithline’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and Smithline shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, Smithline may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by Smithline for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3.8 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3.8 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights. For purposes of this Agreement, (x) “Person” means an individual, a limited liability company, a partnership (general or limited), a joint venture, a corporation, a trust, an unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and (y) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

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3.9 Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

3.10 Stock Dividends and Splits. If the Company, at any time while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Rights Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section 3.10 shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to Smithline of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.11 Compensation for Buy-In on Failure to Timely Deliver Rights Shares. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, either (x) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to Smithline (or its designee) a certificate for the number of shares of Common Stock to which Smithline is entitled and register such shares of Common Stock on the Company’s share register or, (y) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of Smithline or Smithline’s designee with DTC for such number of shares of Common Stock to which Smithline is entitled upon Smithline’s exercise of a Right (a “Delivery Failure”), then, in addition to all other remedies available to Smithline, (1) the Company shall pay in cash to Smithline on each day after such Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to Smithline on or prior to the Share Delivery Deadline and to which Smithline is entitled, multiplied by (B) any trading price of the Common Stock selected by Smithline in writing as in effect at any time during the period beginning on the applicable Exercise Date and ending on the applicable Share Delivery Deadline and (2) Smithline, upon written notice to the Company, may void its Notice of Issuance with respect to, and retain or have returned (as the case may be) any portion of the rights that has not been exercised pursuant to such Notice of Issuance, provided that the voiding of a Notice of Issuance shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3.11 or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline either (A) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to Smithline (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, (B) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of Smithline or Smithline’s designee with DTC for the number of shares of Common Stock to which Smithline is entitled upon Smithline’s exercise of Rights hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Deadline Smithline purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such exercise that Smithline is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure (a “Buy-In”), then, in addition to all other remedies available to Smithline, the Company shall, within two (2) Trading Days after receipt of Smithline’s request and in Smithline’s discretion, either: (I) pay cash to Smithline in an amount equal to Smithline’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of Smithline) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of Smithline or Smithline’s designee, as applicable, with DTC for the number of shares of Common Stock to which Smithline is entitled upon Smithline’s exercise of Rights hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to Smithline a certificate or certificates representing such shares of Common Stock or credit the balance account of Smithline or Smithline’s designee, as applicable, with DTC for the number of shares of Common Stock to which Smithline is entitled upon Smithline’s exercise of Rights hereunder (as the case may be) and pay cash to Smithline in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Notice of Issuance and ending on the date of such issuance and payment under this clause (II) (the “Buy-In Payment Amount”). Nothing shall limit Smithline’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of the Rights as required pursuant to the terms hereof.

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3.12 Fundamental Transaction. If, at any time while the Rights remain outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person other than any Subsidiary (as defined below) or any Affiliate of the Company, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Rights, Smithline shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of Smithline (without regard to any limitation in Section 3.8 on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein. “Subsidiary” means any significant subsidiary of the Company as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act.

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3.13 Notice to Allow Exercise of Right. If at any time while the Rights remain outstanding, (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by e-mail to Smithline at its last e-mail address as it appears on the records of the Company at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the SEC, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. Smithline shall remain entitled to exercise the Rights during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

3.14 No Rights as Stockholder Until Exercise. Each Right does not entitle Smithline to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

3.15 Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment in the form reasonably agreed to by the Company and Smithline duly executed by Smithline or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Agreement shall promptly be cancelled. Any Right, if properly assigned in accordance herewith, may be exercised by such assignee for the issue of Rights Shares without having a new agreement executed.

SECTION 4: MISCELLANEOUS

4.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York, N.Y. time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York, N.Y. time) on any Trading Day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to conflicts of laws principles thereof.

4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Legal Representation. Each Party shall be responsible for their own legal costs and expenses in connection with this Agreement.

4.6 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument. This Agreement may be executed by facsimile or pdf signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

FOXO TECHNOLOGIES, INC.

By:	/s/ Mark White
Mark White
Interim Chief Executive Officer
Email: mark@kr8.ai

SMITHLINE FAMILY TRUST II

By:	/s/ Richard L. Smithline
Richard L. Smithline
Authorized Signatory
Email: rs@centrecourtam.com

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EXHIBIT A

Warrant Issued February 23, 2021 to Puritan Partners LLC

[To be attached]

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EXHIBIT B

NOTICE OF ISSUANCE

The undersigned holder hereby exercises the rights (the “Rights”) to receive _________________ of the shares of Common Stock (the “Rights Shares”) of FOXO Technologies, Inc., a Delaware corporation (the “Company”), established pursuant to that certain Exchange Agreement, dated May 28, 2024 (the “Agreement”), by and between the Company and Smithline Family Trust II (“Smithline”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

The Company shall deliver to Smithline, or its designee or agent as specified below, __________ Rights Shares in accordance with the terms of the Rights. Delivery shall be made to Smithline, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

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